                                  EXHIBIT 99.1


ALEX TASSOS & ASSOCIATES                           FOR: HARMONY HOLDINGS, INC.
CORPORATE & FINANCIAL PUBLIC RELATIONS                  5501 Excelsior Blvd.
17 Stonepointe Drive                                    Minneapolis, Mn 55416
Escondido, California 92025                             Christopher T. Dahl, CEO
Contact: Alex Tassos                                    952-925-8840
760-737-7000



                   HARMONY HOLDINGS, INC. ANNOUNCES CLOSING OF
                            SUBSIDIARY, THE END, INC.

         MINNEAPOLIS, MINN., Feb. 16, 2001 - HARMONY HOLDINGS, INC. (HAHO-BB:
OTC BULLETIN BOARD), a source of services to the commercial television production industry, today announced the closing of its subsidiary, The End, Inc.

         The company noted in its third quarter report last November that The End's operations had been adversely affected as the result of the Screen Actor's Guild (SAG) strike and management reorganization. "Since then," said Christopher
T. Dahl, chief executive officer, chairman and president of Harmony Holdings, Inc., "revenues and losses continued to impact The End, which caused the company to take the above action."

         Dahl also noted that lower than anticipated revenues and higher operating costs prompted the exit strategy that will reduce expenses and allow for a more "prudent and beneficial use of the company's assets."

         The extent of the write-off, in the yet to be reported fourth quarter ended Dec. 31, 2000, has not been determined, the company said.

Certain statements made in this press release of a non-historical nature constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the company's 10KSB Report as filed with the Securities and Exchange Commission for the year ended December 31, 1999.


                                       ###